Exhibit 99.1
Final Transcript

LUBRIZOL CORPORATION: MERGER TELEPHONE CONFERENCE
March 17, 2011/9:00 a.m. EDT

SPEAKERS James Hambrick

PRESENTATION

J. Hambrick	Hello, everyone, this is James. Thanks for joining me on the call this evening, this afternoon or this morning depending on where you are and to those of you who will listen to it recorded, thanks for taking the time to do so.

By now I hope you’ve had time to begin to digest the news about our proposed sale to Berkshire Hathaway. My focus this morning is, I just want to use time. I’ve got a script, I don’t know exactly how long it will be but less than a half an hour. I just want to use that time to explain more about what I consider to be a very exciting event. Why it’s good for Lubrizol, and also to talk to you about some of the implications of our sale.

I don’t want us to lose sight of the fact that as big as we may think this news is it is in fact substantially overshadowed by much more significant events affecting our world this week. I think you all know the worst of these, of course, is the devastating earthquake and tsunami in Japan, so we need to put everything in perspective. It’s just simply hard to imagine what the people of Japan are going through right now. The overwhelming loss of lives, homes, cities, it’s just unimaginable. It’s one thing to see it

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Host: Mark Sutherland
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on television; it’s another thing to experience it firsthand. My heart and my prayers go out to each and every one who’s dealing with so much despair, and for those who are fighting so valiantly, particularly those involved in trying to contain a horrific nuclear reactor meltdown, may God bless those in greatest need and in danger, and please keep them in your prayers.

I’m gratified to see that in The Channel blog many of you are sending heartfelt messages to our colleagues in Japan. If you haven’t already, then please take the opportunity to look for my letter on The Channel about The Lubrizol Foundation’s additional donation for humanitarian relief, and in parallel the employee matching gift program that the corporation itself has funded. As always, your compassion and willingness to help those affected by this disaster reflects on your giving spirit and in our organization as a global team.

I hate to start on a somber note, but it just seemed appropriate to set all this in context. Let’s begin by talking about Lubrizol and Berkshire Hathaway and what all it means. As I mentioned earlier, when I get into this portion of my script I am going to stay pretty close to it. There are regulatory requirements that affect what and how I say things, and so I’m going to stick pretty closely to it. I’d like to, however, take the opportunity to share some perspectives on the announcement, and to personally thank you, first of all, for helping to position Lubrizol for this historic milestone, and I truly believe it is a historic milestone.

It’s a transforming event. Not only does it deliver compelling value to our shareholders but it will provide fine opportunities for our company, for our customers, and for all of you as we continue to pursue our long-term growth strategies.

I regret, quite sorry actually, that it wasn’t possible for me to give you advanced notice of this. I knew it would catch you all by surprise, and I didn’t want you to learn about it by either an online announcement or in the news media but my hands, nevertheless, were tied. We had to conduct our discussions in utmost secrecy, confidentiality and were required and still are required to operate under very strict disclosure rules described by the laws and regulations of the United States.

Even now, and until this transaction closes in the next few months, we are going to be fairly limited in the level of detail that we’re going to be able to discuss, and so for that reason I am not going to open up to any

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Host: Mark Sutherland
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audience the opportunity for call in questions, so this is strictly a monolog for me. However, in the remainder of my comments I do intend to address some of the topics that I know you have on your mind. I’ve heard about these through comments, through conversations, and through questions that have been submitted to the employee question box, and over time I will do all that I can to provide you more information where possible. So there will be continuing questions and I’ll do my best to respond to them in the best way that I can given the constraints that I have to work with. And then trust me, later, after all the dust is settled I’ll be in a much better position to talk with you in the kind of detail and more intimate way that I’ve normally tried to bring you into my thinking, how I view things, and even my own emotions about this.

What we’re hearing most are questions along the lines of, not surprisingly, what does this mean for me? What does it mean for Lubrizol? I think the most succinct way to say it is just let me assure you it’s business as usual for you and for Lubrizol. Let me start with we’re going to stay The Lubrizol Corporation. We’re still going to be headquartered in Wickliffe, Ohio. The company will still be led by me and our management team, and with the support of all 6,900 of you throughout the world we’ll continue to strive, as we have been, to be the essential ingredient in our customers’ success and a world class company to do business with and be a part of, so none of that has changed or is going to change.

Let me go a bit further, we’ll remain focused on our enduring growth strategies. I know you’ve heard me say these a number of times, I’m going to repeat them one more time for you: Driving organic growth through innovation and geographic expansion; improving operating efficiency and profitability; strengthening our portfolio through complementary acquisitions.

My longstanding personal vision of us becoming one of the largest and most profitable performance chemical companies in the world remains just as strong as it’s ever been. It’s been an absolute driving force for me and it will remain that way. We’ve made great progress as illustrated by the event that has just taken place, and we have great opportunities to continue.

There’s really only one thing that changes, it’s our ownership. Instead of being a publically owned and traded company with more than 2,500 investors and shareholders we’ll only have one very solid long-term oriented shareholder to report to, Berkshire Hathaway Incorporated. And

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Host: Mark Sutherland
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in many ways that’s a very significant advantage as we’ll be in a better position to focus on our long-term plans without some of the short-term distractions of being a publically traded company, and I’m going to come back and talk a bit more about that later.

Other questions that I have been receiving have to do with, well who is Berkshire Hathaway and who is Warren Buffet? Some of you know. Some of you don’t know. Berkshire Hathaway is a $135 billion revenue company with more than 70 independent and almost totally autonomous businesses operating across a broad range of industries including: property and casualty insurance and reinsurance, utilities and energy, freight rail transportation, finance, aviation, manufacturing, retailing, and various other services. And now, for the first time, that portfolio includes a leading specialty chemicals company.

I’m sure many of you, especially those of you in the United States, will recognize many of Berkshire Hathaway’s well-known companies. They include:
Geico Insurance, Burlington Northern Santa Fe Railroad, Johns Manville, Benjamin Moore Paints, NetJets, Fruit of the Loom, etc., etc. It is a very long list. Berkshire Hathaway also owns sizable portions of such leading companies as Coca Cola, Wells Fargo, American Express, Proctor and Gamble, BYD Company, Wal-Mart, and many others. That’s a little bit about Berkshire.

I’ve had the opportunity to meet and become acquainted with Warren Buffet, Berkshire Hathaway’s widely respected CEO, in the period leading up to this week’s announcement. He’s one of the world’s most successful business people, yet he’s very unassuming, unpretentious, and really quite a down-to-earth person. In fact, just to illustrate that down-to-earth orientation, when I kept addressing him as Mr. Buffet he finally said to me, “James, this is the last time I’m going to tell you, call me Warren. Everyone wants to call me Mr. Buffet, Warren is who I am.”

So you may be aware that Warren recently sent— I still have a hard time calling him Warren. He’s one of the world’s richest people, but nonetheless he wants to be called Warren, he will be Warren. You may be aware that he recently sent a very clear signal in his Berkshire Hathaway annual shareholders letter that he was looking for quality companies to invest in. In his folksy and highly popular letter—he writes it every year and people follow it very closely—he said, “The elephant gun has been reloaded and my trigger finger is itchy.” Sounds like something I would say except I don’t really have an elephant gun I just—

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Host: Mark Sutherland
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Let me tell you what it means in practice. Berkshire Hathaway is generating about $1 billion U.S. per month in free cash flow, and it needs to find high quality investments to properly utilize it. The fact that one of the elephants in his site was Lubrizol is a very clear endorsement of the hard work all of you have done and the superior results you have achieved. This simply could not have happened five or 10 years ago. It is a testament to the fine work that you have done over time.

We’re in a very strong position. Not only is our business portfolio comprised of two outstanding segments, but Lubrizol also matches the other criteria that Warren has outlined for acquiring companies: demonstrated consistent earning power, a simple but strong core business model, and a proven organization and management team in place.

I’m very excited to have the opportunity for us to become part of the Berkshire Hathaway family. Its philosophy of supporting long-term investments in technology, in assets and employees fits right in with our execution and growth strategies. I firmly believe that such a long-term commitment is more important than ever in today’s global economy. Delivering true market leading products and services for our customers requires years of planning, investment, and execution.

While this is Berkshire Hathaway’s first investment in specialty chemicals, the record shows Warren Buffet has a long history of investing in quality businesses with significant long-term value creation potential, and then pretty much leaving them alone to flourish with their own strategic vision. Warren says he prefers businesses he understands. In fact, he really only gave me one marching order: Just keep doing what you’re doing, and that’s my message to all of you. Just keep doing what you’re doing. Remain focused on what we do so well, delivering the innovative technology, outstanding service, and superior global supply our customer’s value from us now and in the future.

Some of you have asked the question, so alright what does it mean to be owned by Berkshire Hathaway instead of being a publically traded company and I want to understand the implications of that. Will it restrict what we can do? First, let me tell you although you may not have realized it, as a public company we’ve never been in a position to do as we please. We’ve always been accountable to our board of directors and to our shareholders even when interest and agendas have been in conflict with one another. The short term focus of the stock markets sometimes means

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that quarterly results are more important to investors than strategies focused on longer term success.

We will no longer need to answer to large and diverse groups of institutional investors who have various views and investment time horizons. Now we will be accountable only to Berkshire Hathaway and to Warren Buffet. Now that’s a part of the company that most of you never see. I and a small group of people do, frankly I’ll just be honest with you, a Yeoman’s work in trying to keep you insulated from a lot of that, but it does have an effect on how we run and manage the business, and this step is a decided improvement in my opinion. Other than that it’s business as usual.

We’re still going to develop annual, three year and long-term plans so for those of you who are involved in those kinds of activities guess what, we’re going to keep right on driving forward just like we have been. We’ll continue to hone our value propositions and while we don’t change our strategies, we clearly change our growth tactics. We’ve been doing that. We’ll continue to do that. We’ll continue with our intense effort to develop and reinvest in our infrastructure, our technology, and most importantly in our organization.

We will continue to work very hard as a team and as individuals, and we’ll continue to work very responsibly just like we always have. For me, most importantly, and this was a point that I made sure I had great clarity in my mind, the eight points contained in Lubrizol’s corporate philosophy will remain the guiding principles of our company and the foundation of our corporate culture. There will be no corporate culture change. We’ve been very, very successful following this path. We’ll stick to it.

Some people have kind of gotten over that hump and they were on to the next one. They wanted to know whether being part of Berkshire Hathaway will result in any consolidation, whether it’s going to require us to use shared services. And then, on the other hand there are other people who were thinking about does this present new possible sales opportunities for us being part of this larger family.

Let me go back and say again that Berkshire is run as a true holding company. Its subsidiaries are very autonomous. In fact the headquarters staff in Omaha, Nebraska consists of less than 20 people and there are no shared service functions. And since Lubrizol is Berkshire’s only chemical company, you do not have to be concerned about consolidations and the

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Host: Mark Sutherland
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ensuing cost savings cuts that some euphemistically refer to as synergies. We’re going to be a standalone performance chemical company in the Berkshire group.

While there are few, if any, top down mandates, there does appear to be something of a network among Berkshire companies that facilitates sharing of best practices and things like economy of scale, external goods and services, purchasing synergies, but it’s not anything more formal than that or more ominous than that, and we look forward to the chance to participate, to share, and to learn.

As far as possible sales opportunities go within the Berkshire Hathaway companies, frankly those opportunities have always been there. Nothing is a given just because you’re a part of the family. We’ve got to go out every day and prove ourselves just like we always have. However, having said all that, I do expect that there are and will develop collaborative opportunities over time and some of those could be quite significant, but it will take a little while to see those germinate and come to fruition.

Now, for probably what is the hottest topic and not surprisingly so, I’ve been hearing lots of questions about compensation and benefits, and people are concerned about, are interested in not only today but about the future, so let me see if I can take you through this very succinctly. Listen carefully, there is no change to our compensation and benefits philosophy as a result of this ownership change. I do not anticipate any more change in this area then would naturally occur under our previous circumstances. Wages, salaries and bonuses are always being modified based on market values and on our performance. It has been the case. This will continue.

We have been talking here in the U.S. about healthcare law uncertainties, changes, and what impacts this is going to have on this. Those uncertainties, those changes are the same today as they were yesterday and this is going to continue on into the future. In our U.S. retirement plans we’ve already changed for new employees to a new defined contribution plan and it will remain as is. With respect to longer term employees, you’ll continue to be covered by your original defined benefit plans including those with lump sum eligibility.

This consistency in plans also remains true for company sponsored retirement plans in other parts of the world. And as always, government sponsored healthcare and retirement plans in place in many of our operating subsidiaries will continue to evolve independent of Lubrizol

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Host: Mark Sutherland
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except, of course, for the mandatory taxes that we have to pay to support them.

Here’s kind of my concluding comment. My best and most sincere advice to you on this subject of compensation and benefits is please relax. Trust in me and in Warren. We understand very well where the future value of our enterprise is. We know it’s all about people. It’s all about growth. He and I talked at great length on this very important topic and concluded that our philosophies were very well aligned.

All right, so what’s next? As excited as I am and I hope you are about this opportunity let me remind you that we are just beginning a very complex process to finalize this deal. The proposed sale is subject to various regulatory reviews and approvals here in the United States and in other countries. We also need the approval of the majority of Lubrizol’s shareholders, and, of course, we’re bound to see some litigation challenges that are fairly typical with large transactions. Unfortunately, they’re simply to be expected in today’s litigious U.S. society. We certainly cannot take anything for granted. Nevertheless, we remain very hopeful and quite confident that this transaction will close sometime during the third quarter of this year, so you should imagine four to six months would be a good timeframe to think about.

While I have covered some of the topics that I know are on your mind I know that there are still outstanding questions, and there are questions that will continue to come forward in the days and weeks ahead. Let me remind you that the Q and A that’s posted on The Channel is a good source of information, and I invite you to continue to submit your questions. Our intention by the end of the week is to begin to provide answers to as many of those as we can, and where we can’t it’s not because we don’t want to, it’s either we don’t know or we’re not in a position to be able to say. Just trust us and have confidence in us. That’s all I can ask, so please keep the questions coming and we’ll do our very best to respond to them.

As we go forward in the closure process, even though we’re going to be somewhat restricted by what we can talk about, I’ll continue to keep you informed as best I can. Let me take the opportunity to just kind of reinforce a point here that it’s really, really important for us to manage our communications extremely well on this subject, and so I not only caution you, but I require you to just do not discuss this matter with anybody in the media, no investors, and no third parties. What you know is what I

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Host: Mark Sutherland
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have told you. This is inside our company. Let us manage it. You just would be surprised at how information taken out of context can be turned around by those who want to try to affect some kind of litigation or objection, and so be cautious of that. Do not talk to people. Let us manage this closure process here over the next few months.

Please direct all inquiries that you receive from outsiders either to Mark Sutherland or Julie Young, so I think I’ve emphasized that enough. It’s really, really important. I’m not looking for any more trouble as a result of having things taken out of context.

That was kind of a down note and I wanted to do that as kind of the penultimate comment, the last comment. Just let me close by restating, re-emphasizing to you my strong belief in this transforming event. It’s going to provide fine opportunities for our company, for our customers, and for all of you dedicated employees. You’ve devoted yourselves and it’s going to pay off handsomely for our company and for you as we continue to pursue our long-term vision and growth strategies.

I want to thank you again for all your hard work for putting us in the position to enjoy this opportunity. I’m so proud of what you’ve accomplished. And those are easy words to say, but as I say them I almost have a hard time maintaining my emotions. You just have done just marvelous work and I’m so proud of you. It’s just tremendous and I know that you’ll make Warren proud of us too. You’re the absolute best in the business, and I mean that from the bottom of my heart. Thanks for your time today. Keep on doing what you’re doing. God Bless you.